EXHIBIT 99.1

First Financial Bancorp Reports Second Quarter 2015 Financial Results
Oak Street Acquisition Expected to be Immediately Accretive

•	Net Income of $18.9 million

•	Earnings per Share of $0.31

•	Return on Average Assets of 1.05%

•	Return on Average Tangible Common Equity of 11.60%

Cincinnati, Ohio - July 30, 2015 - First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced today financial and operational results for the second quarter 2015. For the three months ended June 30, 2015, the Company recorded net income of $18.9 million, or $0.31 per diluted common share, compared to net income of $17.6 million, or $0.29 per diluted common share, in the first quarter of 2015 and $16.0 million, or $0.28 per diluted common share, in the second quarter of 2014.

Additionally, the Company announced that its board of directors has authorized a quarterly dividend of $0.16 per common share for the next regularly scheduled dividend, payable on October 1, 2015 to shareholders of record as of August 28, 2015.

The Company announced its pending acquisition of Indianapolis, Indiana based Oak Street Holdings Corporation ("Oak Street") for $110 million in cash on July 23, 2015. A specialty lender providing commission-based financing to insurance agencies, Oak Street had total loans of $238 million as of June 30, 2015. The acquisition of Oak Street is expected to close within 30 days and is expected to deliver operating earnings accretion of $0.16 - $0.20 per diluted common share and net interest margin expansion of more than 20 basis points in its first full year of operation as a subsidiary of First Financial Bank.

Claude Davis, Chief Executive Officer, commented, “I am very pleased with our second quarter results. Our net income was 8% higher than the first quarter and 19% higher than the second quarter last year. Although net interest margin continues to be constrained by the prolonged low interest rate environment we are excited about the growth opportunities throughout our footprint. We are especially encouraged by the growth of our loan portfolio which increased by 7.5%, on an annualized basis, during the second quarter."

“Demand for construction lending is especially strong in our markets. We have funded approximately $48 million of the $156 million committed for new projects so far this year and expect to continue to see opportunities to finance high quality projects."

"Likewise, we are very excited about our recently announced acquisition of Oak Street and expect it to be immediately accretive to operating earnings. The team at Oak Street has developed a very successful, high growth specialty lending platform that will be a nice strategic complement to our commercial and nationwide franchise lending businesses.”

"Our ability to successfully grow low-cost deposits continues to provide competitive advantage as we compete for new business and will be especially advantageous to us with the addition and expansion of Oak Street's high-yielding loan portfolio."

"As we look forward to the rest of 2015 and beyond, our focus remains centered on serving the financial needs of our commercial, small business, consumer and wealth management clients.”

NET INTEREST INCOME AND NET INTEREST MARGIN

Net interest income for the second quarter was $58.7 million as compared to $58.6 million for the first quarter 2015 and $54.3 million for the second quarter 2014. Compared to the linked quarter, total interest income decreased $0.2 million, or 0.3%, while total interest expense decreased $0.3 million, or 4.6%. Net interest margin was 3.62%, on a fully tax equivalent basis, for the second quarter compared to 3.67% for the first quarter 2015 and 3.76% for the second quarter 2014.

Interest income earned on loans increased $0.1 million compared to the prior quarter, as average loan balances increased $22.1 million during the period, which included one additional day. The effective yield earned on the loan portfolio declined by 6 bps to 4.45% as the Company continued to originate predominately floating-rate loans which have a lower initial yield than comparable fixed-rate loans.

Interest income earned on investment securities decreased by $0.3 million compared to the prior quarter while average balances increased $20.2 million. The effective yield earned on the investment portfolio decreased 13 bps to 2.34% as the Company continued to implement strategies in preparation for a rising interest rate environment and realized elevated prepayment activity during the quarter.

The decrease in total interest expense was due primarily to a $103.8 million decrease in average borrowed funds and a $39.4 million increase in average non-interest bearing deposits, partially offset by an $84.7 million increase in average interest-bearing deposits. The effective cost of borrowed funds increased by 2 bps to 37 bps and the cost of interest-bearing deposits decreased 3 bps to 42 bps.

NON-INTEREST INCOME

The Company's non-interest income was $21.4 million for the second quarter of 2015 compared to $17.6 million for the first quarter of 2015 and $16.3 million for the second quarter of 2014. The increase over the linked quarter was primarily related to a $2.0 million increase in accelerated discount related to covered / formerly covered loans, a $1.1 million increase in gain on sale of investment securities, a $0.7 million increase in FDIC loss sharing income and a $0.5 million increase in gain on sale of mortgage loans. The increase in non-interest income related to covered / formerly covered loans was partially offset by a related $1.0 million increase in provision expense.

NON-INTEREST EXPENSE

The Company's non-interest expense was $48.8 million for the second quarter of 2015 compared to $48.1 million for the first quarter of 2015 and $47.1 million for the second quarter of 2014. The $0.7 million increase over the linked quarter was primarily related to a $0.5 million increase in salaries & benefits and a $0.8 million increase in other expenses, partially offset by a $0.6 million decrease in occupancy related expenses. Non-interest expenses for the quarter included $0.3 million related to a legal settlement.

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BALANCE SHEET & CAPITAL

Total assets were $7.4 billion, total loans were $4.9 billion and investment securities were $1.8 billion as of June 30, 2015. Total assets increased by $137.6 million, or 7.6% annualized, from the prior quarter and by $837.6 million, or 12.8%, over the prior year. Total loans increased by $89.2 million, or 7.5% annualized, from the prior quarter and by $824.5 million, or 20.5%, over the prior year. Investment securities increased by $16.0 million, or 3.6% annualized, from the prior quarter and decreased by $43.7 million, or 2.4%, over the prior year.

Total deposits were $5.7 billion as of June 30, 2015, essentially unchanged from the prior quarter and $840.7 million, or 17.2%, higher than a year ago. Borrowed funds were $757.1 million as of June 30, 2015, compared to $639.2 million as of March 31, 2015 and $874.0 million as of June 30, 2014.

As of June 30, 2015, the Company had total shareholders' equity of $802.4 million, an increase of $6.6 million, or 3.3% annualized, over the prior quarter and $96.6 million, or 13.7%, over the prior year.

The Company's regulatory capital ratios remain strong and, as of June 30, 2015, were as follows: leverage ratio of 9.77%, total capital ratio of 13.31%, tier 1 capital ratio of 12.35% and tangible common equity ratio of 9.08%. The Company's tangible book value per share was $10.65 as of June 30, 2015.

ASSET QUALITY

Second quarter provision expense was $3.1 million and the total allowance for loan and lease losses as of June 30, 2015 was $52.9 million.  The allowance as a percentage of period-end loans was 1.09% at the end of the second quarter.  The balance of the Company's total allowance and loan marks, net of the indemnification asset, was 1.27% of total loans and leases as of June 30, 2015 which represents a 16 bps decline from 1.43% as of March 31, 2015 as the decrease in loan marks was coupled with the recognition of a higher level of accelerated discount due to payoffs in the covered / formerly covered portfolio, as well as higher loan balances during the period.

For the second quarter, net charge-offs totaled $3.3 million, an increase of $1.4 million, or 77.5% compared to the linked quarter, and were 27 bps as a percentage of loans on an annualized basis.  The increase in net charge-offs was due primarily to a single non-owner occupied commercial real estate charge-off of $1.7 million during the period related to a debt restructuring.  Nonaccrual loans decreased $9.5 million, or 19.3%, to $39.7 million as of June 30, 2015.  Total classified assets decreased $13.9 million, or 9.0%, to $139.9 million as of June 30, 2015, primarily due to a decrease in both commercial real estate and retail classified assets.

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Teleconference / Webcast Information
First Financial’s executive management will host a conference call to discuss the Company’s financial and operating results on Friday, July 31, 2015 at 8:30 a.m. Eastern Time. Members of the public who would like to listen to the conference call should dial (877) 506-6873 (U.S. toll free), (855) 669-9657 (Canada toll free) or +1 (412) 380-2003 (International) (no passcode required). The number should be dialed five to ten minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company’s website at www.bankatfirst.com. A replay of the conference call will be available beginning one hour after the completion of the live call at (877) 344-7529 (U.S. toll free), (855) 669-9658 (Canada toll free) and +1 (412) 317-0088 (International); conference number 10069484. The webcast will be archived on the Investor Relations section of the Company’s website for 12 months.

Press Release and Additional Information on Website
This press release as well as supplemental information and any non-GAAP reconciliations related to this release is available to the public through the Investor Relations section of First Financial's website at www.bankatfirst.com.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of June 30, 2015, the Company had $7.4 billion in assets, $4.9 billion in loans, $5.7 billion in deposits and $802 million in shareholders’ equity. The Company’s subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its four lines of business: commercial, consumer, wealth management and mortgage. The commercial, consumer and mortgage units provide traditional banking services to business and retail clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.4 billion in assets under management as of June 30, 2015. The Company’s strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 106 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Forward-Looking Statement
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to: economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); management’s ability to effectively execute its business plan; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; the Company’s ability to comply with the terms of loss sharing agreements with the FDIC; the effect of changes in accounting policies and practices; and the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as well as its other filings with the SEC, for a more detailed discussion of these risks, uncertainties and other factors that could cause actual results to differ from those discussed in the forward-looking statements. Such forward-looking statements are meaningful only on the date when such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

Contact Information
Investors/Analysts                    Media
Eric Stables                        Adam Kiefaber
Investor Relations                    Media Relations
(513) 458-6454                        (513) 979-5735
eric.stables@bankatfirst.com                adam.kiefaber@bankatfirst.com

4

Selected Financial Information
June 30, 2015
(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended,					Six months ended,
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	June 30,
	2015	2015	2014	2014	2014	2015	2014
RESULTS OF OPERATIONS
Net income	$18,949	$17,621	$18,599	$15,344	$15,953	$36,570	$31,057
Net earnings per share - basic	$0.31	$0.29	$0.31	$0.26	$0.28	$0.60	$0.54
Net earnings per share - diluted	$0.31	$0.29	$0.30	$0.26	$0.28	$0.59	$0.54
Dividends declared per share	$0.16	$0.16	$0.16	$0.32	$0.15	$0.32	$0.30

KEY FINANCIAL RATIOS
Return on average assets	1.05%	0.99%	1.02%	0.88%	0.99%	1.02%	0.97%
Return on average shareholders' equity	9.49%	9.06%	9.46%	8.16%	9.19%	9.28%	9.07%
Return on average tangible shareholders' equity	11.60%	11.12%	11.63%	10.15%	10.73%	11.36%	10.61%

Net interest margin	3.56%	3.61%	3.67%	3.66%	3.70%	3.58%	3.76%
Net interest margin (fully tax equivalent) (1)	3.62%	3.67%	3.72%	3.71%	3.76%	3.64%	3.81%

Ending shareholders' equity as a percent of ending assets	10.87%	10.98%	10.86%	10.52%	10.78%	10.87%	10.78%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets	9.08%	9.16%	9.02%	8.71%	9.39%	9.08%	9.39%
Risk-weighted assets	11.63%	11.64%	12.02%	12.07%	13.56%	11.63%	13.56%

Average shareholders' equity as a percent of average assets	11.05%	10.95%	10.77%	10.75%	10.79%	11.00%	10.74%
Average tangible shareholders' equity as a percent of
average tangible assets	9.23%	9.11%	8.94%	8.83%	9.38%	9.17%	9.33%

Book value per share	$13.00	$12.90	$12.76	$12.61	$12.23	$13.00	$12.23
Tangible book value per share	$10.65	$10.54	$10.38	$10.23	$10.49	$10.65	$10.49

Common equity tier 1 ratio (2)	12.34%	12.29%	12.69%	12.74%	14.34%	12.34%	14.34%
Tier 1 ratio (2)	12.35%	12.29%	12.69%	12.74%	14.34%	12.35%	14.34%
Total capital ratio (2)	13.31%	13.27%	13.71%	13.80%	15.59%	13.31%	15.59%
Leverage ratio (2)	9.77%	9.67%	9.44%	9.70%	9.99%	9.77%	9.99%

AVERAGE BALANCE SHEET ITEMS
Loans (3)	$4,793,471	$4,770,671	$4,758,374	$4,403,591	$4,025,074	4,782,134	3,996,117
FDIC indemnification asset	20,744	22,112	24,172	28,050	33,987	21,424	38,866
Investment securities	1,782,785	1,762,622	1,811,941	1,865,241	1,811,175	1,772,759	1,809,383
Interest-bearing deposits with other banks	19,960	21,255	22,617	29,433	10,697	20,604	6,831
Total earning assets	$6,616,960	$6,576,660	$6,617,104	$6,326,315	$5,880,933	$6,596,921	$5,851,197
Total assets	$7,243,886	$7,201,313	$7,241,869	$6,937,283	$6,454,252	$7,222,717	$6,426,895
Noninterest-bearing deposits	$1,325,485	$1,286,067	$1,290,754	$1,179,207	$1,110,697	$1,305,885	$1,103,642
Interest-bearing deposits	4,446,248	4,361,525	4,372,529	4,041,255	3,832,295	4,404,121	3,764,115
Total deposits	$5,771,733	$5,647,592	$5,663,283	$5,220,462	$4,942,992	$5,710,006	$4,867,757
Borrowings	$587,225	$691,012	$733,726	$896,328	$745,990	$638,832	$793,968
Shareholders' equity	$800,598	$788,511	$780,131	$745,729	$696,609	$794,588	$690,504

CREDIT QUALITY RATIOS (4)
Allowance to ending loans	1.09%	1.11%	1.11%	0.95%	1.15%	1.09%	1.15%
Allowance to nonaccrual loans	133.28%	107.98%	109.06%	101.94%	129.64%	133.28%	129.64%
Allowance to nonperforming loans	88.49%	82.18%	82.08%	77.17%	93.34%	88.49%	93.34%
Nonperforming loans to total loans	1.23%	1.36%	1.35%	1.24%	1.23%	1.23%	1.23%
Nonperforming assets to ending loans, plus OREO	1.56%	1.79%	1.81%	1.49%	1.59%	1.56%	1.59%
Nonperforming assets to total assets	1.03%	1.18%	1.21%	0.90%	0.89%	1.03%	0.89%
Net charge-offs to average loans (annualized)	0.27%	0.16%	0.27%	0.07%	0.11%	0.22%	0.17%

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
(2) June 30, 2015 regulatory capital ratios are preliminary.
(3) Includes loans held for sale.
(4) Includes covered and previously covered assets for the three months ended June 30, 2015, March 31, 2015, and December 31, 2014 as FDIC loss sharing coverage expired for the majority of these assets effective October 1, 2014.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended,			Six months ended,
	Jun. 30,			Jun. 30,
	2015	2014	% Change	2015	2014	% Change
Interest income
Loans, including fees	$54,586	$48,877	11.7%	$109,050	$98,024	11.2%
Investment securities
Taxable	9,281	10,355	(10.4)%	18,889	20,792	(9.2)%
Tax-exempt	1,139	796	43.1%	2,256	1,606	40.5%
Total investment securities interest	10,420	11,151	(6.6)%	21,145	22,398	(5.6)%
Other earning assets	(1,162)	(1,301)	(10.7)%	(2,343)	(2,707)	(13.4)%
Total interest income	63,844	58,727	8.7%	127,852	117,715	8.6%

Interest expense
Deposits	4,621	3,606	28.1%	9,441	6,922	36.4%
Short-term borrowings	253	292	(13.4)%	556	621	(10.5)%
Long-term borrowings	296	525	(43.6)%	595	1,049	(43.3)%
Total interest expense	5,170	4,423	16.9%	10,592	8,592	23.3%
Net interest income	58,674	54,304	8.0%	117,260	109,123	7.5%
Provision for loan and lease losses	3,070	(384)	(899.5)%	5,130	(1,417)	(462.0)%
Net interest income after provision for loan and lease losses	55,604	54,688	1.7%	112,130	110,540	1.4%

Noninterest income
Service charges on deposit accounts	4,803	5,137	(6.5)%	9,326	9,909	(5.9)%
Trust and wealth management fees	3,274	3,305	(0.9)%	6,908	7,051	(2.0)%
Bankcard income	2,972	2,809	5.8%	5,592	5,242	6.7%
Net gains from sales of loans	1,924	737	161.1%	3,388	1,133	199.0%
Gain on sale of investment securities	1,094	0	100.0%	1,094	50	2,088.0%
FDIC loss sharing income	(304)	1,108	127.4%	(1,350)	600	(325.0)%
Accelerated discount on covered/formerly covered loans	4,094	621	559.3%	6,186	1,636	278.1%
Other	3,558	2,620	35.8%	7,884	4,891	61.2%
Total noninterest income	21,415	16,337	31.1%	39,028	30,512	27.9%

Noninterest expenses
Salaries and employee benefits	27,451	25,615	7.2%	54,392	50,876	6.9%
Net occupancy	4,380	4,505	(2.8)%	9,385	9,804	(4.3)%
Furniture and equipment	2,219	1,983	11.9%	4,372	4,060	7.7%
Data processing	2,657	2,770	(4.1)%	5,429	5,628	(3.5)%
Marketing	973	830	17.2%	1,861	1,616	15.2%
Communication	558	562	(0.7)%	1,128	1,185	(4.8)%
Professional services	1,727	1,449	19.2%	3,697	3,173	16.5%
State intangible tax	577	644	(10.4)%	1,154	1,288	(10.4)%
FDIC assessments	1,114	1,074	3.7%	2,204	2,208	(0.2)%
Loss (gain) - other real estate owned	419	711	(41.1)%	893	1,162	(23.1)%
Loss sharing expense	576	1,465	(60.7)%	877	3,034	(71.1)%
Other	6,135	5,503	11.5%	11,462	10,919	5.0%
Total noninterest expenses	48,786	47,111	3.6%	96,854	94,953	2.0%
Income before income taxes	28,233	23,914	18.1%	54,304	46,099	17.8%
Income tax expense	9,284	7,961	16.6%	17,734	15,042	17.9%
Net income	$18,949	$15,953	18.8%	$36,570	$31,057	17.8%

ADDITIONAL DATA
Net earnings per share - basic	$0.31	$0.28		$0.60	$0.54
Net earnings per share - diluted	$0.31	$0.28		$0.59	$0.54
Dividends declared per share	$0.16	$0.15		$0.32	$0.30

Return on average assets	1.05%	0.99%		1.02%	0.97%
Return on average shareholders' equity	9.49%	9.19%		9.28%	9.07%

Interest income	$63,844	$58,727	8.7%	$127,852	$117,715	8.6%
Tax equivalent adjustment	988	758	30.3%	1,971	1,460	35.0%
Interest income - tax equivalent	64,832	59,485	9.0%	129,823	119,175	8.9%
Interest expense	5,170	4,423	16.9%	10,592	8,592	23.3%
Net interest income - tax equivalent	$59,662	$55,062	8.4%	$119,231	$110,583	7.8%

Net interest margin	3.56%	3.70%		3.58%	3.76%
Net interest margin (fully tax equivalent) (1)	3.62%	3.76%		3.64%	3.81%

Full-time equivalent employees	1,366	1,296

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2015
	Second	First		% Change
	Quarter	Quarter	YTD	Linked Qtr.
Interest income
Loans, including fees	$54,586	$54,464	$109,050	0.2%
Investment securities
Taxable	9,281	9,608	18,889	(3.4)%
Tax-exempt	1,139	1,117	2,256	2.0%
Total investment securities interest	10,420	10,725	21,145	(2.8)%
Other earning assets	(1,162)	(1,181)	(2,343)	(1.6)%
Total interest income	63,844	64,008	127,852	(0.3)%

Interest expense
Deposits	4,621	4,820	9,441	(4.1)%
Short-term borrowings	253	303	556	(16.5)%
Long-term borrowings	296	299	595	(1.0)%
Total interest expense	5,170	5,422	10,592	(4.6)%
Net interest income	58,674	58,586	117,260	0.2%
Provision for loan and lease losses	3,070	2,060	5,130	49.0%
Net interest income after provision for loan and lease losses	55,604	56,526	112,130	(1.6)%

Noninterest income
Service charges on deposit accounts	4,803	4,523	9,326	6.2%
Trust and wealth management fees	3,274	3,634	6,908	(9.9)%
Bankcard income	2,972	2,620	5,592	13.4%
Net gains from sales of loans	1,924	1,464	3,388	31.4%
Gain on sale of investment securities	1,094	0	1,094	100.0%
FDIC loss sharing income	(304)	(1,046)	(1,350)	(70.9)%
Accelerated discount on covered/formerly covered loans	4,094	2,092	6,186	95.7%
Other	3,558	4,326	7,884	(17.8)%
Total noninterest income	21,415	17,613	39,028	21.6%

Noninterest expenses
Salaries and employee benefits	27,451	26,941	54,392	1.9%
Net occupancy	4,380	5,005	9,385	(12.5)%
Furniture and equipment	2,219	2,153	4,372	3.1%
Data processing	2,657	2,772	5,429	(4.1)%
Marketing	973	888	1,861	9.6%
Communication	558	570	1,128	(2.1)%
Professional services	1,727	1,970	3,697	(12.3)%
State intangible tax	577	577	1,154	0.0%
FDIC assessments	1,114	1,090	2,204	2.2%
Loss (gain) - other real estate owned	419	474	893	(11.6)%
Loss sharing expense	576	301	877	91.4%
Other	6,135	5,327	11,462	15.2%
Total noninterest expenses	48,786	48,068	96,854	1.5%
Income before income taxes	28,233	26,071	54,304	8.3%
Income tax expense	9,284	8,450	17,734	9.9%
Net income	$18,949	$17,621	$36,570	7.5%

ADDITIONAL DATA
Net earnings per share - basic	$0.31	$0.29	0.60
Net earnings per share - diluted	$0.31	$0.29	0.59
Dividends declared per share	$0.16	$0.16	$0.32

Return on average assets	1.05%	0.99%	1.02%
Return on average shareholders' equity	9.49%	9.06%	9.28%

Interest income	$63,844	$64,008	$127,852	(0.3)%
Tax equivalent adjustment	988	983	1,971	0.5%
Interest income - tax equivalent	64,832	64,991	129,823	(0.2)%
Interest expense	5,170	5,422	10,592	(4.6)%
Net interest income - tax equivalent	$59,662	$59,569	$119,231	0.2%

Net interest margin	3.56%	3.61%	3.58%
Net interest margin (fully tax equivalent) (1)	3.62%	3.67%	3.64%

Full-time equivalent employees	1.366	1,353

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2014
	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans, including fees	$57,087	$53,725	$48,877	$49,147	$208,836
Investment securities
Taxable	9,905	10,227	10,355	10,437	40,924
Tax-exempt	1,060	894	796	810	3,560
Total investment securities interest	10,965	11,121	11,151	11,247	44,484
Other earning assets	(1,299)	(1,455)	(1,301)	(1,406)	(5,461)
Total interest income	66,753	63,391	58,727	58,988	247,859

Interest expense
Deposits	5,013	4,218	3,606	3,316	16,153
Short-term borrowings	293	354	292	329	1,268
Long-term borrowings	308	456	525	524	1,813
Total interest expense	5,614	5,028	4,423	4,169	19,234
Net interest income	61,139	58,363	54,304	54,819	228,625
Provision for loan and lease losses	2,052	893	(384)	(1,033)	1,528
Net interest income after provision for loan and lease losses	59,087	57,470	54,688	55,852	227,097

Noninterest income
Service charges on deposit accounts	5,102	5,263	5,137	4,772	20,274
Trust and wealth management fees	3,376	3,207	3,305	3,746	13,634
Bankcard income	2,639	2,859	2,809	2,433	10,740
Net gains from sales of loans	1,571	1,660	737	396	4,364
Gain on sale of investment securities	20	0	0	50	70
FDIC loss sharing income	(43)	(192)	1,108	(508)	365
Accelerated discount on covered/formerly covered loans	1,759	789	621	1,015	4,184
Other	2,518	2,925	2,620	2,271	10,334
Total noninterest income	16,942	16,511	16,337	14,175	63,965

Noninterest expenses
Salaries and employee benefits	28,140	28,686	25,615	25,261	107,702
Net occupancy	4,806	4,577	4,505	5,299	19,187
Furniture and equipment	2,229	2,265	1,983	2,077	8,554
Data processing	2,942	4,393	2,770	2,858	12,963
Marketing	1,048	939	830	786	3,603
Communication	551	541	562	623	2,277
Professional services	1,429	1,568	1,449	1,724	6,170
State intangible tax	175	648	644	644	2,111
FDIC assessments	1,128	1,126	1,074	1,134	4,462
Loss (gain) - other real estate owned	289	(589)	711	451	862
Loss sharing expense	650	1,002	1,465	1,569	4,686
Other	6,275	6,263	5,503	5,416	23,457
Total noninterest expenses	49,662	51,419	47,111	47,842	196,034
Income before income taxes	26,367	22,562	23,914	22,185	95,028
Income tax expense	7,768	7,218	7,961	7,081	30,028
Net income	$18,599	$15,344	$15,953	$15,104	$65,000

ADDITIONAL DATA
Net earnings per share - basic	$0.31	$0.26	$0.28	$0.26	$1.11
Net earnings per share - diluted	$0.30	$0.26	$0.28	$0.26	$1.09
Dividends declared per share	$0.16	$0.15	$0.15	$0.15	$0.61

Return on average assets	1.02%	0.88%	0.99%	0.96%	0.96%
Return on average shareholders' equity	9.46%	8.16%	9.19%	8.95%	8.94%

Interest income	$66,753	$63,391	$58,727	$58,988	$247,859
Tax equivalent adjustment	946	818	758	702	3,224
Interest income - tax equivalent	67,699	64,209	59,485	59,690	251,083
Interest expense	5,614	5,028	4,423	4,169	19,234
Net interest income - tax equivalent	$62,085	$59,181	$55,062	$55,521	$231,849

Net interest margin	3.67%	3.66%	3.70%	3.82%	3.71%
Net interest margin (fully tax equivalent) (1)	3.72%	3.71%	3.76%	3.87%	3.76%

Full-time equivalent employees	1,369	1,395	1,296	1,286

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	% Change	% Change
	2015	2015	2014	2014	2014	Linked Qtr.	Comparable Qtr.
ASSETS
Cash and due from banks	$116,318	$111,011	$110,122	$121,360	$123,160	4.8%	(5.6)%
Interest-bearing deposits with other banks	41,027	25,350	22,630	22,365	39,237	61.8%	4.6%
Investment securities available-for-sale	955,764	892,169	840,468	929,594	897,715	7.1%	6.5%
Investment securities held-to-maturity	791,839	839,666	867,996	900,521	899,502	(5.7)%	(12.0)%
Other investments	53,585	53,393	52,626	49,986	47,640	0.4%	12.5%
Loans held for sale	21,151	14,937	11,005	16,816	13,108	41.6%	61.4%
Loans
Commercial	1,315,087	1,298,874	1,315,114	1,328,526	1,171,181	1.2%	12.3%
Real estate - construction	229,256	227,969	197,571	195,524	115,703	0.6%	98.1%
Real estate - commercial	2,171,806	2,120,084	2,140,667	2,135,968	1,700,069	2.4%	27.7%
Real estate - residential	506,391	496,852	501,894	498,873	447,561	1.9%	13.1%
Installment	43,073	43,798	47,320	51,131	47,753	(1.7)%	(9.8)%
Home equity	463,222	456,278	458,627	460,957	426,846	1.5%	8.5%
Credit card	39,216	37,886	38,475	38,042	37,937	3.5%	3.4%
Lease financing	84,723	81,796	77,567	73,216	81,212	3.6%	4.3%
Total loans	4,852,774	4,763,537	4,777,235	4,782,237	4,028,262	1.9%	20.5%
Less
Allowance for loan and lease losses	52,876	53,076	52,858	53,989	54,452	(0.4)%	(2.9)%
Net loans	4,799,898	4,710,461	4,724,377	4,728,248	3,973,810	1.9%	20.8%
Premises and equipment	139,170	140,477	141,381	141,851	133,418	(0.9)%	4.3%
Goodwill	137,739	137,739	137,739	137,458	95,050	0.0%	44.9%
Other intangibles	7,726	7,847	8,114	8,542	5,344	(1.5)%	44.6%
FDIC indemnification asset	20,338	20,397	22,666	24,160	30,420	(0.3)%	(33.1)%
Accrued interest and other assets	298,817	292,349	278,697	272,568	287,340	2.2%	4.0%
Total Assets	$7,383,372	$7,245,796	$7,217,821	$7,353,469	$6,545,744	1.9%	12.8%

LIABILITIES
Deposits
Interest-bearing demand	$1,175,219	$1,214,882	$1,225,378	$1,214,726	$1,105,031	(3.3)%	6.4%
Savings	1,947,566	1,922,815	1,889,473	1,827,590	1,656,798	1.3%	17.5%
Time	1,262,881	1,277,291	1,255,364	1,247,334	973,100	(1.1)%	29.8%
Total interest-bearing deposits	4,385,666	4,414,988	4,370,215	4,289,650	3,734,929	(0.7)%	17.4%
Noninterest-bearing	1,330,149	1,299,602	1,285,527	1,243,367	1,140,198	2.4%	16.7%
Total deposits	5,715,815	5,714,590	5,655,742	5,533,017	4,875,127	0.0%	17.2%
Federal funds purchased and securities sold
under agreements to repurchase	68,349	68,142	103,192	113,303	128,013	0.3%	(46.6)%
FHLB short-term borrowings	641,700	523,500	558,200	806,000	686,300	22.6%	(6.5)%
Total short-term borrowings	710,049	591,642	661,392	919,303	814,313	20.0%	(12.8)%
Long-term debt	47,084	47,598	48,241	52,656	59,693	(1.1)%	(21.1)%
Total borrowed funds	757,133	639,240	709,633	971,959	874,006	18.4%	(13.4)%
Accrued interest and other liabilities	108,041	96,224	68,369	74,581	90,780	12.3%	19.0%
Total Liabilities	6,580,989	6,450,054	6,433,744	6,579,557	5,839,913	2.0%	12.7%

SHAREHOLDERS' EQUITY
Common stock	571,501	570,623	574,643	574,209	574,206	0.2%	(0.5)%
Retained earnings	369,462	360,390	352,893	344,118	337,971	2.5%	9.3%
Accumulated other comprehensive loss	(20,715)	(17,054)	(21,409)	(20,888)	(21,569)	21.5%	(4.0)%
Treasury stock, at cost	(117,865)	(118,217)	(122,050)	(123,527)	(184,777)	(0.3)%	(36.2)%
Total Shareholders' Equity	802,383	795,742	784,077	773,912	705,831	0.8%	13.7%
Total Liabilities and Shareholders' Equity	$7,383,372	$7,245,796	$7,217,821	$7,353,469	$6,545,744	1.9%	12.8%

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages					Year-to-Date Averages
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	June 30,
	2015	2015	2014	2014	2014	2015	2014
ASSETS
Cash and due from banks	$114,024	$112,841	$124,216	$125,528	$118,947	$113,436	$121,252
Federal funds sold	0	0	0	8,795	0	0	0
Interest-bearing deposits with other banks	19,960	21,255	22,617	20,638	10,697	20,604	6,831
Investment securities	1,782,785	1,762,622	1,811,941	1,865,241	1,811,175	1,772,759	1,809,383
Loans held for sale	9,292	8,606	11,774	15,357	8,464	8,951	6,704
Loans
Commercial	1,318,408	1,300,869	1,282,752	1,221,637	1,147,876	1,309,687	1,124,520
Real estate - construction	226,314	215,380	192,626	154,515	103,033	220,877	97,333
Real estate - commercial	2,117,450	2,129,434	2,158,336	1,927,003	1,733,739	2,123,409	1,738,829
Real estate - residential	497,350	496,451	493,895	475,510	441,383	496,903	438,008
Installment	43,393	45,376	49,356	49,958	48,538	44,379	49,786
Home equity	459,414	458,083	456,494	444,745	423,937	458,752	423,300
Credit card	39,272	38,409	38,966	38,381	37,649	38,843	37,360
Lease financing	82,578	78,063	74,175	76,485	80,455	80,333	80,277
Total loans	4,784,179	4,762,065	4,746,600	4,388,234	4,016,610	4,773,183	3,989,413
Less
Allowance for loan and lease losses	54,662	53,648	54,656	55,697	55,149	54,158	58,507
Net loans	4,729,517	4,708,417	4,691,944	4,332,537	3,961,461	4,719,025	3,930,906
Premises and equipment	140,117	141,153	141,871	136,956	134,522	140,632	135,567
Goodwill	137,739	137,739	137,551	118,756	95,050	137,739	95,050
Other intangibles	7,761	7,950	8,321	7,138	5,445	7,855	5,583
FDIC indemnification asset	20,744	22,112	24,172	28,050	33,987	21,424	38,866
Accrued interest and other assets	281,947	278,618	267,462	278,287	274,504	280,292	276,753
Total Assets	$7,243,886	$7,201,313	$7,241,869	$6,937,283	$6,454,252	$7,222,717	$6,426,895

LIABILITIES
Deposits
Interest-bearing demand	$1,220,391	$1,176,263	$1,217,852	$1,135,126	$1,169,350	$1,198,449	$1,138,767
Savings	1,950,127	1,914,723	1,904,568	1,782,472	1,702,521	1,932,523	1,668,405
Time	1,275,730	1,270,539	1,250,109	1,123,657	960,424	1,273,149	956,943
Total interest-bearing deposits	4,446,248	4,361,525	4,372,529	4,041,255	3,832,295	4,404,121	3,764,115
Noninterest-bearing	1,325,485	1,286,067	1,290,754	1,179,207	1,110,697	1,305,885	1,103,642
Total deposits	5,771,733	5,647,592	5,663,283	5,220,462	4,942,992	5,710,006	4,867,757
Federal funds purchased and securities sold
under agreements to repurchase	67,664	77,269	119,712	125,094	123,682	72,440	117,144
FHLB short-term borrowings	472,295	565,918	564,062	710,879	562,466	518,848	616,721
Total short-term borrowings	539,959	643,187	683,774	835,973	686,148	591,288	733,865
Long-term debt	47,266	47,825	49,952	60,355	59,842	47,544	60,103
Total borrowed funds	587,225	691,012	733,726	896,328	745,990	638,832	793,968
Accrued interest and other liabilities	84,330	74,198	64,729	74,764	68,661	79,291	74,666
Total Liabilities	6,443,288	6,412,802	6,461,738	6,191,554	5,757,643	6,428,129	5,736,391

SHAREHOLDERS' EQUITY
Common stock	571,078	573,932	574,588	574,190	573,716	572,497	574,766
Retained earnings	365,847	355,848	347,435	340,680	332,944	360,875	328,932
Accumulated other comprehensive loss	(18,242)	(20,163)	(18,841)	(20,969)	(25,189)	(19,197)	(27,209)
Treasury stock, at cost	(118,085)	(121,106)	(123,051)	(148,172)	(184,862)	(119,587)	(185,985)
Total Shareholders' Equity	800,598	788,511	780,131	745,729	696,609	794,588	690,504
Total Liabilities and Shareholders' Equity	$7,243,886	$7,201,313	$7,241,869	$6,937,283	$6,454,252	$7,222,717	$6,426,895

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Quarterly Averages						Year-to-Date Averages
	June 30, 2015		March 31, 2015		June 30, 2014		June 30, 2015		June 30, 2014
	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield
Earning assets
Investments:
Investment securities	$1,782,785	2.34%	$1,762,622	2.47%	$1,811,175	2.47%	$1,772,759	2.41%	$1,809,383	2.50%
Interest-bearing deposits with other banks	19,960	0.26%	21,255	0.27%	10,697	0.45%	20,604	0.26%	6,831	0.65%
Gross loans (2)	4,814,215	4.45%	4,792,783	4.51%	4,059,061	4.70%	4,803,558	4.48%	4,034,983	4.76%
Total earning assets	6,616,960	3.87%	6,576,660	3.95%	5,880,933	4.01%	6,596,921	3.91%	5,851,197	4.06%

Nonearning assets
Allowance for loan and lease losses	(54,662)		(53,648)		(55,149)		(54,158)		(58,507)
Cash and due from banks	114,024		112,841		118,947		113,436		121,252
Accrued interest and other assets	567,564		565,460		509,521		566,518		512,953
Total assets	$7,243,886		$7,201,313		$6,454,252		$7,222,717		$6,426,895

Interest-bearing liabilities
Deposits:
Interest-bearing demand	$1,220,391	0.08%	$1,176,263	0.08%	$1,169,350	0.11%	$1,198,449	0.08%	$1,138,767	0.11%
Savings	1,950,127	0.19%	1,914,723	0.27%	1,702,521	0.23%	1,932,523	0.23%	1,668,405	0.21%
Time	1,275,730	1.08%	1,270,539	1.07%	960,424	0.98%	1,273,149	1.08%	956,943	0.96%
Total interest-bearing deposits	4,446,248	0.42%	4,361,525	0.45%	3,832,295	0.38%	4,404,121	0.43%	3,764,115	0.37%
Borrowed funds
Short-term borrowings	539,959	0.19%	643,187	0.19%	686,148	0.17%	591,288	0.19%	733,865	0.17%
Long-term debt	47,266	2.51%	47,825	2.54%	59,842	3.52%	47,544	2.52%	60,103	3.52%
Total borrowed funds	587,225	0.37%	691,012	0.35%	745,990	0.44%	638,832	0.36%	793,968	0.42%
Total interest-bearing liabilities	5,033,473	0.41%	5,052,537	0.44%	4,578,285	0.39%	5,042,953	0.42%	4,558,083	0.38%

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,325,485		1,286,067		1,110,697		1,305,885		1,103,642
Other liabilities	84,330		74,198		68,661		79,291		74,666
Shareholders' equity	800,598		788,511		696,609		794,588		690,504
Total liabilities & shareholders' equity	$7,243,886		$7,201,313		$6,454,252		$7,222,717		$6,426,895

Net interest income (1)	$58,674		$58,586		$54,304		$117,260		$109,123
Net interest spread (1)		3.46%		3.51%		3.62%		3.49%		3.68%
Net interest margin (1)		3.56%		3.61%		3.70%		3.58%		3.76%

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Linked Qtr. Income Variance			Comparable Qtr. Income Variance			Year-to-Date Income Variance
	Rate	Volume	Total	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$(536)	$231	$(305)	$(565)	$(166)	$(731)	$(1,646)	$(881)	$(2,527)
Interest-bearing deposits with other banks	0	(1)	(1)	(5)	6	1	(26)	36	10
Gross loans (2)	(680)	822	142	(2,531)	8,378	5,847	(11,462)	34,421	22,959
Total earning assets	(1,216)	1,052	(164)	(3,101)	8,218	5,117	(13,134)	33,576	20,442

Interest-bearing liabilities
Total interest-bearing deposits	$(337)	$138	$(199)	$377	$638	$1,015	$2,313	$2,767	$5,080
Borrowed funds
Short-term borrowings	(5)	(45)	(50)	29	(68)	(39)	139	(270)	(131)
Long-term debt	(3)	0	(3)	(150)	(79)	(229)	(599)	(317)	(916)
Total borrowed funds	(8)	(45)	(53)	(121)	(147)	(268)	(460)	(587)	(1,047)
Total interest-bearing liabilities	(345)	93	(252)	256	491	747	1,853	2,180	4,033
Net interest income (1)	$(871)	$959	$88	$(3,357)	$7,727	$4,370	$(14,987)	$31,396	$16,409

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(Dollars in thousands)
(Unaudited)

				Excludes covered assets*		Six months ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
	2015 (2)	2015 (2)	2014 (2)	2014	2014	2015 (2)	2014 (3)
ALLOWANCE FOR LOAN AND LEASE LOSS ACTIVITY
Balance at beginning of period	$53,076	$52,858	$53,989	$42,027	$43,023	$52,858	$43,829
Provision for loan and lease losses	3,070	2,060	2,052	1,093	29	5,130	1,188
Gross charge-offs
Commercial	510	1,481	130	83	571	1,991	1,227
Real estate - construction	0	0	0	0	0	0	0
Real estate - commercial	2,515	208	385	702	699	2,723	1,242
Real estate - residential	250	314	221	161	283	564	540
Installment	12	131	78	63	14	143	142
Home equity	163	700	349	469	383	863	927
Other	237	294	287	338	237	531	533
Covered / formerly covered loans	1,585	1,916	4,318	*	*	3,501	*
Total gross charge-offs	5,272	5,044	5,768	1,816	2,187	10,316	4,611
Recoveries
Commercial	185	44	75	566	580	229	619
Real estate - construction	10	29	0	0	0	39	0
Real estate - commercial	179	354	423	323	334	533	448
Real estate - residential	23	64	29	34	100	87	127
Installment	44	60	45	46	50	104	127
Home equity	129	154	45	46	37	283	140
Other	71	45	111	135	61	116	160
Covered / formerly covered loans	1,361	2,452	1,857	*	*	3,813	*
Total recoveries	2,002	3,202	2,585	1,150	1,162	5,204	1,621
Total net charge-offs	3,270	1,842	3,183	666	1,025	5,112	2,990
Ending allowance for loan and lease losses	$52,876	$53,076	$52,858	$42,454	$42,027	$52,876	$42,027

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial	0.10%	0.45%	0.02%	(0.16)%	0.00%	0.27%	0.11%
Real estate - construction	(0.02)%	(0.05)%	0.00%	0.00%	0.00%	(0.04)%	0.00%
Real estate - commercial	0.48%	(0.03)%	(0.01)%	0.09%	0.10%	0.22%	0.11%
Real estate - residential	0.21%	0.24%	0.18%	0.13%	0.20%	0.22%	0.23%
Installment	(0.32)%	0.68%	0.28%	0.15%	(0.33)%	0.19%	0.07%
Home equity	0.03%	0.53%	0.29%	0.42%	0.37%	0.28%	0.42%
Other	0.55%	0.88%	0.63%	0.72%	0.61%	0.71%	0.65%
Covered/formerly covered loans	0.33%	(0.74)%	3.06%	*	*	(0.22)%	*
Total net charge-offs	0.27%	0.16%	0.27%	0.07%	0.11%	0.22%	0.17%

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans (1)
Commercial	$6,683	$6,926	$5,817	$6,486	$7,077	$6,683	$7,077
Real estate - construction	223	223	223	223	223	223	223
Real estate - commercial	21,186	29,925	27,752	25,262	15,288	21,186	15,288
Real estate - residential	5,257	6,100	7,241	6,696	6,806	5,257	6,806
Installment	305	278	443	398	459	305	459
Home equity	2,735	2,462	3,064	2,581	2,565	2,735	2,565
Lease financing	0	0	0	0	0	0	0
Covered /formerly covered loans	3,284	3,239	3,929	*	*	3,284	*
Nonaccrual loans	39,673	49,153	48,469	41,646	32,418	39,673	32,418
Accruing troubled debt restructurings (TDRs)	20,084	15,429	15,928	13,369	12,607	20,084	12,607
Total nonperforming loans	59,757	64,582	64,397	55,015	45,025	59,757	45,025
Other real estate owned (OREO)	16,401	20,906	22,674	11,316	13,370	16,401	13,370
Total nonperforming assets	76,158	85,488	87,071	66,331	58,395	76,158	58,395
Accruing loans past due 90 days or more	70	85	216	249	256	70	256
Total underperforming assets	$76,228	$85,573	$87,287	$66,580	$58,651	$76,228	$58,651
Classified assets	$106,280	$109,090	$109,122	$105,914	$103,799	$106,280	$103,799
Covered/formerly covered classified assets	33,651	44,727	45,682	*	*	33,651	*
Total classified assets	$139,931	$153,817	$154,804	$105,914	$103,799	$139,931	$103,799

CREDIT QUALITY RATIOS
Allowance for loan and lease losses to
Nonaccrual loans	133.28%	107.98%	109.06%	101.94%	129.64%	133.28%	129.64%
Nonperforming loans	88.49%	82.18%	82.08%	77.17%	93.34%	88.49%	93.34%
Total ending loans	1.09%	1.11%	1.11%	0.95%	1.15%	1.09%	1.15%
Allowance and loan marks, net of indemnification asset, to total loans	1.27%	1.43%	1.51%	*	*	1.27%	*
Nonperforming loans to total loans	1.23%	1.36%	1.35%	1.24%	1.23%	1.23%	1.23%
Nonperforming assets to
Ending loans, plus OREO	1.56%	1.79%	1.81%	1.49%	1.59%	1.56%	1.59%
Total assets	1.03%	1.18%	1.21%	0.90%	0.89%	1.03%	0.89%
Nonperforming assets, excluding accruing TDRs to
Ending loans, plus OREO	1.15%	1.46%	1.48%	1.19%	1.25%	1.15%	1.25%
Total assets	0.76%	0.97%	0.99%	0.72%	0.70%	0.76%	0.70%

(1) Nonaccrual loans include nonaccrual TDRs of $14.3 million, $20.3 million, $12.3 million, $13.2 million, and $11.0 million, as of June 30. 2015, March 31, 2015, December 31, 2014, September 30, 2014, and June 30, 2014, respectively.

(2) Includes covered and previously covered assets for the three months ended June 30, 2015, March 31, 2015 and December 31, 2014 as FDIC loss sharing coverage expired for the majority of these assets effective October 1, 2014.

(3) Excludes covered assets.
* Amounts reclassified in the fourth quarter of 2014 due to the expiration of FDIC loss sharing coverage on non-single family assets effective October 1, 2014.

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY
(Dollars in thousands, except per share data)
(Unaudited)
						Six months ended,
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
	2015	2015	2014	2014	2014	2015	2014
PER COMMON SHARE
Market Price
High	$18.55	$18.30	$19.00	$17.66	$18.43	$18.55	$18.43
Low	$16.68	$16.52	$15.34	$15.83	$15.51	$16.52	$15.51
Close	$17.94	$17.81	$18.59	$15.83	$17.21	$17.94	$17.21

Average shares outstanding - basic	61,115,802	61,013,489	60,905,095	59,403,109	57,201,494	61,064,928	57,146,853
Average shares outstanding - diluted	61,915,294	61,731,844	61,627,518	60,112,932	57,951,636	61,824,106	57,890,268
Ending shares outstanding	61,707,847	61,686,887	61,456,547	61,368,473	57,718,317	61,707,847	57,718,317

Total shareholders' equity	$802,383	$795,742	$784,077	$773,912	$705,831	$802,383	$705,831

REGULATORY CAPITAL (1)	Preliminary					Preliminary
Common equity tier 1 capital	$697,139	$686,191	$673,851	$662,504	$640,133	$697,139	$640,133
Common equity tier 1 capital ratio	12.34%	12.29%	12.69%	12.74%	14.34%	12.34%	14.34%
Tier 1 capital	$697,243	$686,295	$673,955	$662,608	$640,237	$697,243	$640,237
Tier 1 ratio	12.35%	12.29%	12.69%	12.74%	14.34%	12.35%	14.34%
Total capital	$751,818	$740,967	$728,284	$717,823	$696,014	$751,818	$696,014
Total capital ratio	13.31%	13.27%	13.71%	13.80%	15.59%	13.31%	15.59%
Total capital in excess of minimum
requirement	$300,006	$294,290	$303,358	$301,653	$338,848	$300,006	$338,848
Total risk-weighted assets	$5,647,658	$5,583,461	$5,311,573	$5,202,123	$4,464,578	$5,647,658	$4,464,578
Leverage ratio	9.77%	9.67%	9.44%	9.70%	9.99%	9.77%	9.99%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	10.87%	10.98%	10.86%	10.52%	10.78%	10.87%	10.78%
Ending tangible shareholders' equity to ending tangible assets	9.08%	9.16%	9.02%	8.71%	9.39%	9.08%	9.39%
Average shareholders' equity to average assets	11.05%	10.95%	10.77%	10.75%	10.79%	11.00%	10.74%
Average tangible shareholders' equity to average tangible assets	9.23%	9.11%	8.94%	8.83%	9.38%	9.17%	9.33%

REPURCHASE PROGRAM (2)
Shares repurchased	0	0	0	0	0	0	40,255
Average share repurchase price	N/A	N/A	N/A	N/A	N/A	N/A	$17.32
Total cost of shares repurchased	N/A	N/A	N/A	N/A	N/A	N/A	$697

(1) 2015 amounts and ratios are calculated under the Basel III standardized approach
(2) Represents share repurchases as part of publicly announced plans.
N/A = Not applicable